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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

September 17, 2021
Date of Report (Date of earliest event reported)
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Penumbra, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-37557	05-0605598
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. employer identification number)
One Penumbra Place
Alameda, CA 94502
(Address of principal executive offices, including zip code)

(510) 748-3200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, Par value $0.001 per share	PEN	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 3.02.	Unregistered Sales of Equity Securities.

On September 17, 2021, Penumbra, Inc. (“Parent”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Seychelles Merger Corporation, a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), Sixense Enterprises Inc., a Delaware corporation (“Sixense”), and a stockholders’ agent.

Upon consummation (the “Closing”) of the transactions contemplated by the Merger Agreement (the “Merger”), all outstanding shares of Sixense capital stock will be cancelled in exchange for an expected aggregate amount of approximately 600,000 shares of Parent’s common stock, par value $0.001 per share (“Parent Common Stock”) (valued at approximately $170 million in the aggregate based on the volume-weighted average price of a share of Parent Common Stock on the New York Stock Exchange for the five consecutive trading day period ending on September 15, 2021 of $280.88 per share (the “Specified Price”)), and cash in lieu of fractional shares, and Merger Sub will merge with and into Sixense, which will continue to exist as a wholly owned subsidiary of Parent. In addition, upon the Closing, all options to purchase Sixense capital stock will be cancelled, with options held by continuing service providers being exchanged for fully vested options to purchase an expected aggregate amount of approximately 520,000 shares of Parent Common Stock (valued at approximately $130 million in the aggregate based on the difference between the Specified Price and the exercise prices for such options). The options to purchase shares of Parent Common Stock will be registered on Parent's registration statement on Form S-8 (Registration No. 333-224000).

All of the shares of Parent Common Stock that will be issued pursuant to the terms of the Merger Agreement will be issued by Parent in reliance upon the exemption from registration available under Section 4(a)(2) of the Securities Act of 1933 (as amended, the "Securities Act"), including Regulation D promulgated thereunder. Parent did not engage in any form of general solicitation or general advertising in connection with the transaction. Each stockholder of Sixense receiving shares of Parent Common Stock will represent that it is an "accredited investor" as defined in the Securities Act and that it will be acquiring such securities for its own account and not for distribution. All certificates representing the shares of Parent Common Stock issued will have a legend imprinted on them stating that the shares have not been registered under the Securities Act and cannot be transferred until properly registered under the Securities Act or an exemption applies.

The Merger Agreement contains customary representations, warranties and covenants by Parent and Sixense. The Closing of the Merger is subject to customary closing conditions and is expected to occur on or about October 1, 2021.

Forward-Looking Statements

Except for historical information, certain statements in this Current Report on Form 8-K are forward-looking in nature, including statements regarding the expected completion of the transactions contemplated by the Merger Agreement and the timing thereof, and the number of shares of Parent Common Stock and options to purchase Parent Common Stock to be issued in connection with the Merger, and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those projected by any forward-looking statements. Risks that could cause actual results to differ from those projected include, but are not limited to, the failure of conditions to the Closing to be satisfied, the occurrence of any other event or circumstance that could give rise to the termination of the Merger Agreement, the exercise of options to purchase Sixense capital stock and the related issuance of Sixense capital stock, which could impact the number of shares of Parent Common Stock and options to purchase Parent Common Stock to be issued in connection with the Merger, and the potential impact of the announcement of the Merger on the business of Sixense. Other risks and uncertainties regarding Parent’s business are discussed in greater detail in Parent’s filings with the Securities and Exchange Commission (the “SEC”), including Parent’s Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on February 23, 2021. There may be additional risks of which Parent is not presently aware or that it currently believes are immaterial which could have an adverse impact on Parent’s business. Any forward-looking statements are based on current expectations, estimates and assumptions regarding future events and are applicable only as of the dates of such statements. Parent makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances that may change.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Penumbra, Inc.

Date: September 22, 2021	By:	/s/ Adam Elsesser
Adam Elsesser
Chief Executive Officer and President